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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14a of
the Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or 14a-12
EVOLVING SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMMEDIATE RELEASE May 4, 2004	NEWS NASDAQ-EVOL

EVOLVING SYSTEMS ENCOURAGES INVESTORS TO
VOTE THEIR SHARES PRIOR TO UPCOMING ANNUAL MEETING

Stockholder Approval of Amendment to Increase Number of Authorized Shares Will Support Company's M&A Growth Initiative

ENGLEWOOD, Colorado—Evolving Systems, Inc. (NASDAQ-EVOL), a provider of innovative software solutions for operations and systems integration to many of the largest communications companies in the U.S., today reminded stockholders to vote their shares prior to the upcoming Annual Meeting of Stockholders. The meeting is scheduled for Thursday, May 13, 2004 at the Hilton Garden Inn, 9290 Meridian Blvd., Englewood, CO 80112. Evolving Systems mailed its proxies and proxy cards in early April. Stockholders of record as of March 18, 2004 are entitled to vote.

        Stephen Gartside, CEO, said stockholders will consider and act upon five specific issues. "Whether they appear at the meeting in person or vote their shares by mail, telephone or the Internet, we encourage all stockholders to participate in the process and ensure their shares are represented at the meeting," Gartside said.

        Gartside noted that the Company's ability to issue new shares in a potential purchase or merger transaction will help the Company execute on the M&A component of its growth strategy. "Stockholder approval of an increase in the number of authorized shares will help us pursue a successful mergers and acquisitions program to augment anticipated long-term organic growth," Gartside said. "Our M&A strategy is to acquire complementary technologies and/or businesses that can help us win new customers and expand our presence within existing customers. Of course, our overall M&A objective is to make accretive acquisitions so that the financial performance benefits accruing to the Company offset the effects of new share issuances, but we won't rule out non-accretive acquisitions that advance the Company's strategic goals."

About Evolving Systems

        Evolving Systems, Inc. (NASDAQ: EVOL) provides innovative software solutions for operations and systems integration to many of the largest communications companies in the U.S. The Company provides local number portability solutions, offers software products that enable carriers to comply with the FCC's number conservation mandates intended to extend the life of the North American Numbering Plan, and offers solutions in the area of network management for monitoring and capacity planning. The Company's ServiceXpress™ methodology and offering is used to accelerate development and integration efforts. Evolving Systems' unique competence as an integration and solutions provider for both operations support systems (OSS) and network solutions positions the Company to accelerate the automation and availability of tomorrow's services for today's tier one carriers and application service providers. For additional information visit www.evolving.com.

        CAUTIONARY STATEMENT: This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Specifically, the Company's statements about growth and the Company's M&A strategy are forward-looking statements. Readers should not place undue reliance on these forward-looking statements, and the Company may not undertake to update these forward-looking statements. Actual results could differ materially because of many factors.

        For a more extensive discussion of the Company's business, please refer to the Company's Form 10-K filed with the SEC on March 22, 2004 as well as subsequently filed Form 10-Q and 8-K reports.

Additional Information and Where to Find It

        On March 26, 2004, the Company filed a definitive proxy statement with the SEC. Investors and security holders of the Company are urged to read the definitive proxy statement because it contains important information about the Company and the proposals to be addressed at the Annual Meeting of Stockholders. The definitive proxy statement and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed by the Company with the SEC by contacting Investor Relations, Evolving Systems, Inc., 9777 Mt. Pyramid Court, Suite 100, Englewood, Colorado 80112, phone (303) 802-1000. Investors and security holders are urged to read the definitive proxy statement before making any voting decision with respect to the proposals to be addressed at the Annual Meeting.

CONTACTS:

Investor Relations Jay Pfeiffer Pfeiffer High Public Relations, Inc. 303-393-7044 jay@pfeifferhigh.com	Public Relations Johanna Erickson Ogilvy Public Relations Worldwide 303-634-2609 johanna.erickson@ogilvypr.com

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EVOLVING SYSTEMS ENCOURAGES INVESTORS TO VOTE THEIR SHARES PRIOR TO UPCOMING ANNUAL MEETING